N-SAR Exhibit: Sub-item 77I
Legg Mason Equity Trust
Legg Mason ClearBridge Equity Income Builder Fund


Registrant incorporates by reference the Fund's Supplement, dated August 10, 2011, to the Summary Prospectus and
Prospectus, dated April 29, 2011, as filed with the Securities and Exchange Commission pursuant to Rule 497(e) under the Securities Act of 1933, as amended, on August 10, 2011 (Accession
No. 0001193125-11-218210).